Exhibit 23(h)(1)

                            TRANSFER AGENT AGREEMENT

                            MEEDER PREMIER PORTFOLIOS
                                       AND
                            MUTUAL FUNDS SERVICE CO.

     This Agreement dated as of the ___ day of October, 2003, made by and between Meeder Premier Portfolios (the "Trust"), a business trust operating as an open-end investment company, duly organized and existing under the laws of the Commonwealth of Massachusetts, and Mutual Funds Service Co. ("Agent"), a corporation organized and existing under the laws of the State of Ohio.

                               W I T N E S S E T H

     WHEREAS, Agent has agreed to act as Transfer, Dividend Disbursing and Redemption Agent for the Trust, on behalf of the portfolios set forth on Schedule A attached hereto and incorporated herein, as such Schedule may be amended from time to time by the Trust and Agent (each series, a "Portfolio" and collectively, the "Portfolios"); and

     WHEREAS, pursuant to a separate agreement (the "Custodian Agreement"), The Huntington National Bank (the "Bank") performs the duties of Custodian of the securities and cash of the Trust;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

     SECTION 1. The Trust hereby appoints Agent as the Trust's Transfer, Redemption and Dividend Disbursing Agent, and Agent accepts such appointments and agrees to act in such capacities upon the terms set forth in this Agreement.

                                 TRANSFER AGENCY

     SECTION 2. Agent will maintain registry records in the usual form in which it will note the issuance, transfer and redemption of Shares and the issuance and transfer of Share Certificates. Agent is also authorized to maintain an account entitled Unissued Certificate Account in which it will record the Shares and fractions of Shares issued and outstanding from time to time for which issuance of Share Certificates was not requested. The Trust shall provide to the Agent reports for each Portfolio of Portfolio Share purchases, redemptions and total Shares outstanding on the next business day after each net asset valuation. Agent is authorized to keep records for the Portfolio in which it will note the names and registered addresses of Shareholders, and the number of Shares and

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fractions  from time to time owned by then for which no Share  Certificates  are outstanding.

     SECTION 3. The Trust authorizes Agent to dispense with the issuance and countersignature of Share Certificates whenever Shares are purchased. In such case Agent, as Transfer Agent, shall merely note on its stock registry records the issuance of the Shares and fractions, if any; shall credit the Unissued Certificate Account with the Shares and fractions issued; and shall credit the proper number of Shares and fractions to the respective Shareholders. Likewise, whenever Agent has occasion to surrender for redemption Shares and fractions to the respective Shareholders, it shall be unnecessary to issue Share Certificates for redemption purposes. The Trust authorizes Agent in such cases to process the transactions by appropriate entries in its stock transfer records, and debiting of the unissued Certificate Account and the record of issued Shares outstanding.

     SECTION 4. Agent in its capacity as Transfer Agent will, in addition to the duties and functions above-mentioned, perform the usual duties and functions of a stock Transfer Agent for a corporation. It will countersign for issuance or reissuance Share Certificates representing original issue or reissued treasury Shares as directed by the written instructions of the Trust, and will transfer Share Certificates registered in the name of Shareholders from one Shareholder to another in the usual manner. Agent may rely conclusively and act without further investigation upon any list, instruction, certification, authorization, Share Certificate or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned, or executed by a duly authorized person or persons, or upon the instructions of any officer of the Trust, or upon the advice of counsel for the Trust or for Agent. Agent may record any transfer of Share Certificates which is believed by it in good faith to have been duly authorized or may refuse to record any transfer of Share Certificates if in good faith Agent deems such refusal necessary in order to avoid any liability to any person.

     SECTION 5. In case of any request or demand for the inspection of the Share records of the Trust, Agent as Transfer Agent, shall endeavor to notify the Trust and to secure instructions as to permitting or refusing such inspection. However, Agent may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

                               ISSUANCE OF SHARES

     SECTION 6. Prior to the daily determination of net asset value in accordance with the Trust's prospectus, Agent shall process all purchase orders received for the Portfolio since the last determination of the Portfolio's net asset value.

     Immediately after 4:00 p.m., Columbus time, on each day that the Trust and Agent are open for business or on any other day on which there is sufficient degree of trading in the Trust's portfolio securities that the current net asset value of a Portfolio's Shares might be materially affected, Agent shall obtain from the Trust a quotation (on which it may

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conclusively  rely) of the net asset value per Share determined as of 4:00 p.m.,
Columbus time, on that day. Agent shall proceed to calculate for the Portfolio the amount available for investment in Shares at the quoted net asset value, the number of Shares and fractional Shares to be purchased and the net asset value to be deposited with the Bank. Agent, as agent for the Shareholders, shall place a purchase order daily with the Trust for the proper number of Shares and fractional Shares to be purchased for the Portfolio and confirm such number to the trust in writing.

     SECTION 7. Agent having made the calculations provided for in Section 6, shall thereupon for the Portfolio pay over the net asset value of Shares purchased to the Bank. The payment shall then be deposited in an account maintained under the Custodian Agreement. The proper number of Shares and fractional Shares for the Portfolio shall then be issued daily and credited by Agent to the Unissued Certificate Account. The Shares and fractional Shares purchased for each Shareholder will be credited by Agent to his separate account. Agent shall mail to each Shareholder a confirmation of each purchase, with copies to the Trust if balance, the new Share balance, the Shares held under a Plan (if any), the Shares for which Stock Certificates are outstanding (if any), the amount invested and the price paid for the newly purchased Shares.

                                   REDEMPTIONS

     SECTION 8. Agent shall, for each Portfolio, prior to the daily determination of net asset value in accordance with the Trust's prospectus, process all requests from Shareholders to redeem Shares and determine the number of Shares required to be redeemed to make monthly payments, automatic payment or the like. Thereupon, Agent shall advise the Portfolio of the total number of Shares available for redemption and the number of Shares and fractional Shares requested to be redeemed. The Portfolio shall then quote to Agent the applicable net asset value, whereupon Agent shall furnish the Portfolio with an appropriate confirmation of the redemption and process the redemption by filing with the Bank an appropriate statement and making the proper distribution and application of the redemption proceeds in accordance with the Trust's prospectus. The stock registry books recording outstanding Shares, the Unissued Certificate Account and the individual account of the Shareholder shall be properly debited.

     In lieu of carrying out the redemption procedures hereinabove provided for in this Section 8, Agent may, at the request of the Portfolio, sell Shares to the Portfolio as repurchases from Shareholders, provided that in each such case the sale price shall be not less than the applicable redemption price. In such case the redemption procedures shall be appropriately modified.

     SECTION 9. The proceeds of redemption shall be remitted by Agent in accordance with the Trust's prospectus as follows:

     (a) By check mailed to Shareholder at his registered address, without a signature guarantee.

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     (b) By wire to a designated bank or broker upon telephone request,  without signature guarantee, if such redemption procedure has been elected by the Shareholder on the Account Application. Any change in the designated bank or broker account will be accepted by Agent only if made in writing by the Shareholder with signature guaranteed as required by paragraph (a) of this
Section 9.

     (c) By check payable to the Shareholder of record and mailed to his registered address designated in the Account Application in the case of a telephone redemption.

                                    DIVIDENDS

     SECTION 10. It is mutually understood by the parties that each Portfolio intends to declare dividends to Shareholders, and that all dividends are to be automatically reinvested in additional Shares or remitted in accordance with the Trust's currently effective prospectus. The Agent shall compute the dividends per Share payable with respect to the account of each Shareholder and the number of additional Shares and fractional Shares to be issued with respect to such dividends. The Agent shall notify the Portfolio of the total number of additional Shares and fractional shares which have been issued. The Agent shall maintain records as to the additional shares and fractional Shares issued with respect to the account of each Shareholder.

     In the event that the Trust changes a dividend policy for the Portfolio or orders the distribution of any long-term gains with respect to the Portfolio, the Trust shall notify the Agent of such resolution of its Trustees declaring a dividend or other distribution, the amount payable per Share, the record date for determining Shareholders entitled to payment, the net asset value to be used for reinvestments of dividends and the payment date. The Agent shall, on the designated payment date, calculate the amount to be reinvested in Shares and fractional Shares for each Shareholder.

                               GENERAL PROVISIONS

     SECTION 11. Agent shall maintain records (which may be part of the stock transfer records) in connection with the issuance and redemption of Shares, the disbursement of dividends and dividend reinvestments, in which will be noted and transactions effected for each Shareholder and the number of Shares and fractional Shares owned by each for which no Share Certificates are outstanding.

     SECTION 12. Agent agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940 any records relating to services provided under this Agreement which are required to be maintained by Rule 31a-1 under said Act.

     SECTION 13. In addition to service as Transfer Agent and Dividend Disbursing Agent as above set forth, Agent will perform other services for the Trust as agreed from

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time to time,  including but not limited to,  preparation of and mailing Federal
Tax Information Forms, mailing semi-annual reports of the Trust, preparation of lists of Shareholders, and mailing notices of Shareholders' meetings, proxies and proxy statements.

     SECTION 14. Except as set forth in Section 6, nothing contained in this Agreement is intended to or shall require Agent in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which Agent or the New York Stock Exchange is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and Agent are open.

     SECTION 15. Agent shall not be personally liable for any taxes, assessments, or governmental charges which may be levied or assessed on any basis whatsoever, excepting only for taxes assessed against it in its corporate capacity arising out of its compensation hereunder.

     SECTION 16. (a) Except as set forth below in this Section 16, the Trust shall indemnify Agent and save it harmless from and against all actions, suits and claims, whether groundless or otherwise, arising directly or indirectly out of or in connection with its performance under this Agreement and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities incurred by Agent in connection with any such action, suit, or claim. Agent shall not be under any obligation to prosecute or to defend any action, suit or claim arising out of or in connection with its performance under this Agreement, which, in the opinion of its counsel, may involve it in expense or liability, and the Trust shall, so often as reasonably requested, furnish Agent with satisfactory indemnity against such expense or liability, and upon request of Agent the Trust shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity; provided, however, that Agent shall give the Trust notice and reasonable opportunity to defend any such action, suit, or claim, in the name of the Trust or Agent or both.

     Without limiting the foregoing:

          (i) Agent may rely upon the advice of the Trust, or of counsel, who may be counsel for the Trust or counsel for Agent, and upon statements of accountants, brokers and other persons believed by it in good faith to be expert in the matters upon which they are consulted and for any actions taken in good faith upon such statements, Agent shall not be liable.

          (ii) Agent shall not be liable for any action taken in good faith reliance upon any written or oral instruction or certified copy of any resolution of the Board of Trustees of the Trust, and Agent may rely upon the genuineness of any such document or copy thereof believed in good faith by Agent to have been validly executed.

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          (iii)  Agent  may  rely and  shall be  protected  in  acting  upon any
     signature,  instruction,  request,  letter  of  transmittal,   certificate,
     opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the purchaser, Trust or other proper party or parties.

     (b) Notwithstanding the provisions of Paragraph (a), it is intended that insofar as Agent may in the future be liable for the consequences of any payments upon forged instruments or of oversights, errors or omissions by Agent, such liability shall be borne by Agent's insurance carriers. In the event of any loss occurring which is attributable to any payment upon a forged instrument, oversight, error or omission by Agent, Agent shall use its best efforts to have its insurance carriers bear the loss.

     SECTION 17. Agent is authorized, in accordance with the Trust's prospectus or upon receipt of specific written instructions from the Trust, to make payment upon redemption of Shares without a signature guarantee. The Trust hereby agrees to indemnify and hold Agent, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands, losses whatsoever arising out of or in connection with a payment by Agent upon redemption of Shares without a signature guarantee and upon the request of Agent the Trust shall assume the entire defense of any action, suit or claims subject to the foregoing indemnity. Agent shall notify the Trust of any such action, suit or claim with 30 days after receipt by Agent of notice thereof.

     SECTION 18. The Trust shall promptly cause to be turned over to Agent all records, files, and other materials necessary or appropriate for proper performance of the functions assumed by Agent under this Agreement.

     SECTION 19. The Trust shall file with Agent a certified copy of each resolution of its Board of Trustees authorizing the execution of written instructions or the transmittal of oral instructions.

     SECTION 20. This Agreement may be amended from time to time by a supplemental agreement executed by the Trust and the Agent.

     SECTION 21. Either the Trust or Agent may give 30 days' written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice.

     SECTION 22. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:

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                  IF TO THE PORTFOLIO:
                  --------------------
                  Meeder Premier Portfolios
                  6125 Memorial Drive
                  Dublin, OH  43017

                  IF TO AGENT:
                  ------------
                  Mutual Funds Service Co.
                  6000 Memorial Drive
                  Dublin, OH  43017

     SECTION 23. The Trust represents and warrants to Agent that the execution and delivery of this Administration Agreement by the undersigned officers of the Trust has been duly and validly authorized by resolution of the Trustees of the Trust.

     SECTION 24. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     SECTION 25. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Agent or by Agent without the written consent of the Trust, authorized or approved by a resolution of its Trustees.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.

                                            MEEDER PREMIER PORTFOLIOS


                                            By:_______________________________

                                            MUTUAL FUNDS SERVICE CO.


                                            By:_______________________________


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                                   Schedule A

                           Defensive Equity Portfolio
                                Growth Portfolio
                             Fixed Income Portfolio
                           Aggressive Growth Portfolio

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                          MUTUAL FUNDS SERVICE COMPANY

                    FEE SCHEDULE FOR STOCK TRANSFER, DIVIDEND
                    -----------------------------------------
                   DISBURSING AND SHAREHOLDER SUPPORT SERVICES
                   -------------------------------------------


CURRENT FEE SCHEDULE
--------------------

A.   STOCK TRANSFER AND DIVIDEND DISBURSING AND SHAREHOLDER SUPPORT SERVICES

     Annual Fee - $2,500 for each Portfolio (payable monthly).


B.   In addition, all out-of-pocket expenses shall be separately charged.

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                                   ADDENDUM TO
                            TRANSFER AGENT AGREEMENT
                                     BETWEEN
                            MEEDER PREMIER PORTFOLIOS
                                       AND
                          MUTUAL FUNDS SERVICE COMPANY


     This Addendum to the Transfer Agent Agreement ("Agreement") between Meeder Premier Portfolios ("Portfolios") and Mutual Funds Service Company ("Transfer Agent") is made and entered into as of the ____ day of October, 2003.

     WHEREAS, the Portfolios have entered into the Agreement with the Transfer Agent;

     WHEREAS, the Securities and Exchange Commission and the United States Treasury Department (the "Treasury Department") have adopted a series of rules and regulations arising out of the USA PATRIOT Act (together with such rules and regulations, the "Applicable Law"), specifically requiring certain financial institutions including the Portfolios, to establish a written anti-money laundering and customer identification program (a "Program");

     WHEREAS, in establishing requirements for registered investment companies, Applicable Law provides that it is permissible for a mutual fund to contractually delegate the implementation and operation of its Program to another affiliated or unaffiliated service provider, such as Transfer Agent, but that any mutual fund delegating responsibility for such aspects of its Program to a third party must obtain written consent from the third party ensuring the ability of federal examiners to (a) obtain information and records relating to the Program, and (b) inspect the third party for purposes of the Program; and

     WHEREAS, the Portfolios have established a Program and wish to amend the Agreement to (a) reflect the existence of such Program, (b) delegate responsibility for performance under the Portfolios' Program to the Transfer Agent, and (c) to make such other changes as are required by Applicable Law.

     NOW, THEREFORE, the parties intending to be legally bound agree as follows:

     1. The Portfolios represent and warrant to the Transfer Agent that they have established, and covenant that during the term of the Agreement they will maintain, a Program in compliance with Applicable Law.

     2. The Portfolios hereby delegate to the Transfer Agent, the responsibility to perform or contract for the performance of, for and on behalf of the Portfolios, all required activities under the Portfolios' Program.

     3. The Transfer Agent hereby accepts such delegation and represents and warrants that (a) it has implemented, and will (i) monitor the operation of, (ii) assess the

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          effectiveness  of, and (iii) modify,  as appropriate or as required by
          Applicable Law, procedures necessary to effectuate the Program (b) it will annually certify, in a manner acceptable to the Portfolios under Applicable Law, that it has implemented the Program and that it will perform or cause to be performed the customer identification and other activities required by Applicable Law and the Program, and (c) it will
          provide  such  other   information  and  reports  to  the  Portfolios'
          designated Compliance Officer, as may from time to time be requested, and will provide such Compliance Officer with notice of any contact by any regulatory authority with respect to the operation of the Program.

     4. The Transfer Agent does hereby covenant that (a) it will provide to any federal examiners of the Portfolios such information and records relating to Program as may be requested, and (b) it will allow such examiners to inspect the Transfer Agent for purposes of examining the Program and its operation to the full extent required by Applicable Law.

     In all other respects, the Agreement first referenced above shall remain in full force and effect.

     WITNESS the due execution hereof this _____ day of October, 2003.


                                        MEEDER PREMIER PORTFOLIOS

                                        By:_________________________________

                                        Name:_______________________________

                                        Title:______________________________


                                        MUTUAL FUNDS SERVICE COMPANY

                                        By:_________________________________

                                        Name:_______________________________

                                        Title:______________________________

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